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                                                                    EXHIBIT 16.1

                       [LETTERHEAD OF ERNST & YOUNG LLP]



October 27, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:      Preferred Networks, Inc.
         Commission File Number 0-27658

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated October 25, 1999, of Preferred Networks, Inc. and are in agreement with the statements contained in paragraphs (a)(i),
(ii), (iii) and (iv) contained therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.


                                                     /s/ Ernst & Young LLP